Exhibit 99.1

Press Contact: Jim Hasty VP, Marketing & Sales Administration (765) 771-5487	Investor Relations: (765) 771-5310
FOR IMMEDIATE RELEASE
Wabash National Corporation Announces
First Quarter Results
LAFAYETTE, Ind. — May 13, 2009 — Wabash National Corporation (NYSE: WNC) reported a net loss of $28.3 million, or $0.94 per diluted share, for the first quarter of 2009 on net sales of $77.9 million. For the same quarter last year, the Company reported a net loss of $6.4 million, or $0.21 per diluted share on net sales of $161.1 million. First quarter new trailer sales totaled 2,700 units, which represents a 57% reduction from the prior year period. The volume decline reflects the current economic environment and the continuing challenges facing the transportation industry.
Dick Giromini, President and Chief Executive Officer, stated, “Results for the first quarter of 2009, while disappointing, were not surprising. The challenging economic climate has resulted in weak production demand, and the carryover effect of very high raw material and component costs adversely impacted our operating results. As the year progresses, we expect an improving, albeit constrained demand environment for trailers and increasing benefits from our cost optimization initiatives, including the recently completed Lafayette transformation project. In addition, we will realize the effects of reduced raw material and component costs, with the exception of aluminum products, where unfavorable forward commitments are expected to continue to impact results until the fourth quarter.”
“Our primary focus continues to be the prudent management of our cash flow and liquidity needs. To this end, we recently completed a Forbearance Agreement with our bank group and are working with our bank group on a longer-term resolution to our revolving credit facility and overall financial capitalization. In this regard, we continue to assess the strategic alternatives available to the Company, and have retained BB&T Capital Markets as the Company’s exclusive financial advisor to assist in the consideration of various corporate strategic alternatives for maximizing shareholder value.”
The Company will address first quarter results during the 2009 Annual Meeting of Stockholders Thursday, May 14, 2009, at 10:00 a.m. EDT. The Company will webcast the Meeting with live access available on the Company’s website at www.wabashnational.com. The webcast will be archived at

www.wabashnational.com within three hours of the conclusion of the meeting and will remain available through July 3, 2009. Meeting access also will be available via conference call at 877-407-8035.
Headquartered in Lafayette, Ind., Wabash National® Corporation (NYSE: WNC) is one of the leading manufacturers of semi trailers in North America. Established in 1985, the Company specializes in the design and production of dry freight vans, refrigerated vans, flatbed trailers, drop deck trailers, dump trailers, truck bodies and intermodal equipment. Its innovative core products are sold under the DuraPlate®, ArcticLite®, FreightPro™, Eagle® and Benson™ brand names. The Company operates two wholly-owned subsidiaries; Transcraft ® Corporation, a manufacturer of flatbed, drop deck, dump trailers and truck bodies; and Wabash National Trailer Centers, trailer service centers and retail distributors of new and used trailers and aftermarket parts throughout the U.S.
Safe Harbor Statement
This press release contains certain forward-looking statements, as defined by the Private Securities Litigation Reform Act of 1995, including statements about projected trailer sales, the Company’s efforts with respect to its revolving credit facility and the Company’s consideration of strategic alternatives. There is no assurance that the Company’s results will be as expected, that the Company will be able to enter into an amendment to its revolving credit facility or that the Company’s consideration of strategic alternatives will result in any specific transaction. Furthermore, the forward-looking statements contained in this release are subject to certain risks and uncertainties that could cause actual results to differ materially from those implied by the forward-looking statements. Without limitation, these risks and uncertainties include economic conditions, increased competition, reliance on certain customers and corporate partnerships, shortages and costs of raw materials, continued improvements in our manufacturing capacity and cost containment, and dependence on industry trends. Readers should review and consider the various disclosures made by the Company in this press release and in its reports to its stockholders and periodic reports on Forms 10-K and 10-Q. The Company undertakes no obligation to update the forward-looking statements contained in this press release.
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WABASH NATIONAL CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except per share amounts)
(Unaudited)

	Three Months Ended March 31,
	2009	2008

NET SALES	$77,937	$161,061
COST OF SALES	93,413	155,156

Gross profit	(15,476)	5,905
GENERAL AND ADMINISTRATIVE EXPENSES	8,658	11,499
SELLING EXPENSES	3,185	3,443

Loss from operations	(27,319)	(9,037)
OTHER INCOME (EXPENSE)
Interest expense	(1,005)	(1,174)
Gain on debt extinguishment	—	124
Other, net	55	7

Loss before income taxes	(28,269)	(10,080)
INCOME TAX EXPENSE (BENEFIT)	15	(3,693)

NET LOSS	$(28,284)	$(6,387)

COMMON STOCK DIVIDENDS DECLARED	$—	$0.045

BASIC NET LOSS PER SHARE	$(0.94)	$(0.21)

DILUTED NET LOSS PER SHARE	$(0.94)	$(0.21)

COMPREHENSIVE LOSS
Net loss	$(28,284)	$(6,387)
Changes in fair value of derivatives (net of tax)	118	—

NET COMPREHENSIVE LOSS	$(28,166)	$(6,387)

		Retail &
Three months ended March 31,	Manufacturing	Distribution	Eliminations	Total
2009
Net sales	$60,638	$20,683	$(3,384)	$77,937
(Loss) Income from operations	$(24,264)	$(3,106)	$51	$(27,319)
2008
Net sales	$142,263	$28,385	$(9,587)	$161,061
(Loss) Income from operations	$(8,482)	$(1,003)	$448	$(9,037)

	Three Months Ended March 31,
	2009	2008
Basic net loss per share
Net loss applicable to common stockholders	$(28,284)	$(6,387)
Dividends paid on unvested restricted shares	—	(30)

Net loss applicable to common stockholders excluding amounts applicable to unvested restricted shares	$(28,284)	$(6,417)

Weighted average common shares outstanding	30,050	29,880

Basic net loss per share	$(0.94)	$(0.21)

Diluted net loss per share
Net loss applicable to common stockholders	$(28,284)	$(6,387)
After-tax equivalent of interest on convertible notes	—	—

Diluted net loss applicable to common stockholders	$(28,284)	$(6,387)

Weighted average common shares outstanding	30,050	29,880
Dilutive stock options/shares	—	—
Convertible notes equivalent shares	—	—

Diluted weighted average common shares outstanding	30,050	29,880

Diluted net loss per share	$(0.94)	$(0.21)

Average diluted shares outstanding for the three months ended March 31, 2008 exclude the antidilutive effects of the Company’s Convertible Notes. The after-tax equivalent of interest on Convertible Notes was $0.5 million and the Convertible Notes equivalent shares were 4.8 million. Diluted shares outstanding for the three months ended March 31, 2009 and 2008 also exclude the antidilutive effects of potentially dilutive stock options and restricted stock totaling less than 0.1 million and 0.1 million shares of common stock, respectively. For the three month period ending March 31, 2009 and 2008, the computation of diluted earnings per share excludes options to purchase 2.3 million and 2.1 million shares of common stock, respectively, because the impact of these shares would have been antidilutive.

WABASH NATIONAL CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in thousands)

	March 31,	December 31,
	2009	2008
	(Unaudited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$4,828	$29,766
Accounts receivable, net	17,248	37,925
Inventories	84,619	92,896
Prepaid expenses and other	4,215	5,307

Total current assets	110,910	165,894

PROPERTY, PLANT AND EQUIPMENT, net	119,111	122,035

INTANGIBLE ASSETS	28,289	29,089

OTHER ASSETS	13,964	14,956

	$272,274	$331,974

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Current portion of long-term debt	$52,962	$80,008
Current portion of capital lease obligation	337	337
Accounts payable	39,457	42,798
Other accrued liabilities	45,347	45,449

Total current liabilities	138,103	168,592

CAPITAL LEASE OBLIGATION	4,722	4,803

OTHER NONCURRENT LIABILITIES AND CONTINGENCIES	3,222	5,142

STOCKHOLDERS’ EQUITY	126,227	153,437

	$272,274	$331,974

WABASH NATIONAL CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in thousands)
(Unaudited)

	Three Months Ended March 31,
	2009	2008
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(28,284)	$(6,387)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	4,796	5,187
Net loss on the sale of assets	6	—
Gain on debt extinguishment	—	(124)
Deferred income taxes	—	(3,530)
Stock-based compensation	965	863
Changes in operating assets and liabilities
Accounts receivable	20,677	3,266
Inventories	8,278	(20,100)
Prepaid expenses and other	1,092	878
Accounts payable and accrued liabilities	(4,724)	13,572
Other, net	(84)	101

Net cash provided by (used in) operating activities	2,722	(6,274)

CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures	(539)	(1,741)
Proceeds from the sale of property, plant and equipment	6	4

Net cash used in investing activities	(533)	(1,737)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from exercise of stock options	—	4
Borrowings under revolving credit facilities	18,529	45,265
Payments under revolving credit facilities	(45,575)	(12,430)
Payments under long-term debt obligations	—	(58,412)
Principal payments under capital lease obligation	(81)	—
Common stock dividends paid	—	(1,363)

Net cash used in financing activities	(27,127)	(26,936)

NET DECREASE IN CASH AND CASH EQUIVALENTS	(24,938)	(34,947)
CASH AND CASH EQUIVALENTS AT BEGINNING OF QUARTER	29,766	41,224

CASH AND CASH EQUIVALENTS AT END OF QUARTER	$4,828	$6,277